Exhibit 10.30
EXHIBIT A TO SECURITIES PURCHASE AGREEMENT
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
Original Issue Date: May ___, 2009
Original Conversion Price (subject to adjustment herein): $1.22
SERIES B 15% CUMULATIVE CONVERTIBLE DEBENTURE
DUE MAY __, 2013
     THIS DEBENTURE is one of a series of duly authorized and validly issued Series B 15% Cumulative Convertible Debentures of Concentric Energy Corp., a Nevada corporation, (the “Company”), having its principal place of business at 3550 Sabin Brown Road, Suite 3, Wickenburg, AZ 85390, designated as its Series B 15% Cumulative Convertible Debenture due March 31, 2013 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”). This Debenture is one of a series of the same class of debentures issued pursuant to a Securities Purchase Agreement dated as of May ___, 2009.
     FOR VALUE RECEIVED, the Company promises to pay to                 or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of                 on May ___, 2013 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:
          Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

     “Actual Aggregate Sales Price” shall have the meaning set forth in Section 5(c).
     “Aggregate VWAP Price” shall have the meaning set forth in Section 5(c).
     “Alternate Consideration” shall have the meaning set forth in Section 5(f).
     “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
     “Base Conversion Price” shall have the meaning set forth in Section 5(b).
     “Base Interest Rate” shall have the meaning set forth in Section 2(a).
     “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Buy-In” shall have the meaning set forth in Section 4(e)(v).
     “Change of Control Transaction” means the occurrence after the date hereof of any of (i) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, or (ii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iii) a replacement at one time of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who were members of the board of directors immediately prior to such replacement, or (iv) shares representing greater than 50% of the voting power of the Company are transferred to Persons, who prior to such transfer, owned less than 50.1% of the voting power of the Company or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.
     “Conversion Date” shall have the meaning set forth in Section 4(a).
     “Conversion Price” shall have the meaning set forth in Section 4(b).
     “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.
     “Debenture Register” shall have the meaning set forth in Section 2(c).
     “Dilutive Issuance” shall have the meaning set forth in Section 5(b).
     “Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).
     “Event of Default” shall have the meaning set forth in Section 8.
     “Exempt Issuance” means an issuance by the Company of shares or Common Stock or any security exchangeable or convertible into shares of Common Stock, whether debt or equity or a combination thereof, (i) pursuant to any stock based incentive plan of the Company existing on the date hereof or approved by the stockholders of the company after the date hereof, which together do not reserve for issuance more than 17.5% of the Company’s fully diluted equity, or (ii) pursuant to any issued and outstanding option, warrant or other convertible security or (iii) in connection with or pursuant to any strategic acquisition, the terms of which have been negotiated on an arm’s length basis with an unaffiliated third party.
     “Fundamental Transaction” shall have the meaning set forth in Section 5(f).
     “Interest Conversion Rate” shall be equal to the Conversion Price.
     “Interest Conversion Shares” shall have the meaning set forth in Section 2(b).
     “Interest Payment Date” shall have the meaning set forth in Section 2(b).
     “Interest Share Amount” shall have the meaning set forth in Section 2(b).

     “Late Fees” shall have the meaning set forth in Section 2(d).
     “Mandatory Default Amount” means the sum of 135% of the outstanding principal amount of this Debenture, plus 100% of all accrued and unpaid interest, liquidated damages, step up interest and other fees or assessments hereon.
     “New York Courts” shall have the meaning set forth in Section 9(d).
     “Notice of Conversion” shall have the meaning set forth in Section 4(a).
     “Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.
     “Purchase Agreement” means the Securities Purchase Agreement, dated as of March 31, 2009 among the Company and the original Holder(s), as amended, modified or supplemented from time to time in accordance with its terms.
     “Principal Amount” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
     “Registration Statement” means a registration statement that registers the resale of all Conversion Shares and Interest Conversion Shares of the Holder, names such Holder as a “selling stockholder” therein, and meets the requirements of the Purchase Agreement.
     “Right of First Refusal” shall have the meaning set forth in Section 3(d)
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Share Delivery Date” shall have the meaning set forth in Section 4(e).
     “Step-up Interest Rate” shall have the meaning set forth in Section 8(b).
     “Subsidiary” shall have the meaning set forth in the Purchase Agreement.
     “Subscription Amount” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
     “Trading Day” means a day on which the principal Trading Market is open for business.
     “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock

Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
     “Transaction Documents” shall have the meaning set forth in the Purchase Agreement.
     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.
     “Warrants” shall have the meaning set forth in the Purchase Agreement.
     Section 2. Interest.
     a) Payment of Interest in Cash or Kind: On the Maturity Date (or following the acceleration of this Debenture upon an Event of Default), the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 15% per annum (the “Base Interest Rate”), payable, at the option of the Holder, in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”). The number of shares of Common Stock to be applied against such Interest Share Amount shall be equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the “Interest Conversion Shares”).
     b) Interest Calculations. Interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the Original Issue Date and shall be compounded quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(e)(ii) herein. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(e)(ii) herein and, solely for purposes of the payment of interest in shares, the Maturity Date shall be deemed the Conversion Date.
     c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full. If any Interest Conversion Shares are issued to the Holder, but are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.
     d) Prepayment. The Company shall have the right, at its option, to prepay in cash the entire amount of this Debenture upon not less than 30 calendar days written prior notice and not more than 60 calendar days written notice, delivered to the Holder. In the event that the Company determines to prepay this Debenture, such prepayment shall include the entire outstanding principal amount of the Debenture and all outstanding or accrued interest, and all penalties, liquidated damages, step up interest and other fees or assessments as shall be determined in accordance with this Debenture, plus a prepayment premium equal to the greater of (i) the interest computed from Original Issue Date to the second annual anniversary of the Original Issue Date minus the interest computed from the Original Issue Date to the prepayment date on the then outstanding principal amount of the Debenture, or (ii) 25% of the interest computed as due and accruable from the date of prepayment to the Maturity Date on the then outstanding principal amount of the Debenture. The Company shall not have the right, without the written consent of the Holder, to prepay less than the entire principal amount of this Debenture, together with all other amounts as provided in this section.
     Section 3. Registration of Transfers and Exchanges; Right of First Refusal
     a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of exchange.
     b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.
     c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
     d) Right of First Refusal to Purchase Debenture. In the event that the Holder of this Debenture desires to sell or transfer this Debenture to a third party other than an Affiliate for consideration or receives a bona fide written offer from a third party other than an Affiliate for the purchase of this Debenture, Holder shall provide the Company with written notice of such intent at least 15 Business Days prior to the intended date of transfer (“Transfer Notice”). The Transfer Notice shall describe all of the material terms of such intended transfer, including without limitation, the name of the intended purchaser, the amount and type of consideration to be paid and the intended closing date. The Company shall have the right, exercisable within 10 Business Days of the date of the Transfer Notice, to notify the Holder that it intends to purchase the Debenture in accordance with this Section 3(d). In the event that the Company elects to exercise its right of first refusal hereunder, the purchase price shall be at a price equal to the purchase price set forth in the Transfer Notice plus a 10% premium to such price. Payment of the purchase price and the purchase of this Debenture by the Company shall otherwise be made in compliance with the terms sets forth in the Transfer Notice.
     Section 4. Holder’s Right to Mandatory Redemption.
a)	In the event that the Company is a party to a transaction involving a Change of Control or Fundamental Transaction that occurs while 33% or more of the Debentures remain outstanding, the Holder may upon 10 days written notice require the Company to redeem the Debentures for the Mandatory Default Amount. In the event that the Company breaches any material term, covenant or representation in that certain Exclusive Marketing Agreement between the Company and Traxys North America LLC, dated May ___, 2009, and such breach has not been cured within 30 days after written notice of such breach has been given to the Company, then the Holder upon 3 days written notice require the Company to redeem the Debentures for the Mandatory Default Amount.
     Section 5. Conversion.
     a) Voluntary Conversion. At any time after the 120th day following the Original Issue Date and until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the

“Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.
     b) Interest Upon Conversion. All unpaid and accrued interest (as calculated pursuant to Section 2(b)) with respect to any portion of this Debenture that is converted by the Holder pursuant to Section 4(a) above shall be due and payable within five (5) Business Days following the applicable Conversion Date. Such interest shall be payable in Interest Conversion Shares (as provided in Section 2(a) above); provided, however, that if the Conversion Date is the Maturity Date (or following the acceleration of this Debenture upon an Event of Default), interest shall be payable, at the option of the Holder, in the form of either cash or in Interest Conversion Shares (as provided in Section 2(a) above). Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(e)(ii) herein.
     c) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.22, subject to adjustment herein (the “Conversion Price”).
     d) Mechanics of Conversion.
     i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.
     ii. Delivery of Certificate Upon Conversion. Not later than five Business Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the number of Conversion Shares and Interest Conversion Shares being acquired upon the conversion of this Debenture and (B), if the Conversion Date is the Maturity Date (or following the acceleration of this Debenture upon an Event of Default), a bank check in the amount of accrued and unpaid interest (if the Holder has elected to be paid accrued interest in cash).
     iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Business Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, (A) to treat such failure as an Event of Default or (B) to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.
     iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares and Interest Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and Interest Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(e)(ii) by the third Business Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such third Business Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(e)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(e)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

     vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.
     vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
     viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     ix. Registration Rights. The Holder (and any permitted transferee or assignee) of this Debenture shall be entitled to the registration rights with respect to the shares of Common Stock underlying this Debenture as described in the Purchase Agreement.
     x. Trading. The Company shall use commercially reasonable efforts to have its Common Stock listed for trading on a Trading Market within 180 calendar days after the Original Issue Date.

     Section 6. Certain Adjustments.
     a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (excluding the Warrants issued (i) contemporaneously with the issue of any of these Debentures, or (ii) due to the repricing as a result of a Dilutive Issuance as hereinafter defined of the Warrants issued contemporaneously with the issue of any of these Debentures (for the purpose of clarity this exclusion is intended to assure that no circular price adjustment will occur as a consequence of the issue of or price adjustments made to the Warrants issued contemporaneously with these Debentures)) entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price; provided, however, the Base Conversion Price shall not be adjusted to less then $0.10. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a variable rate transaction, the

Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than one (1) Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Holder acknowledges that the issuance to Traxys North America, LLC of certain $1 warrants as an engagement fee on or subsequent to the issuance of this debenture will not result in a “Dilutive Issuance” or in the adjustments described in this subsection. In addition, Holder acknowledges that the issuance of $1 warrants to Holders of this Series B Debentures will not result in a “Dilutive Issuance” or in the adjustments described in this subsection.
     c) Purchase of Debentures by Founder. The Company has agreed to accept as payment of the Subscription Amount for the purchase of a Debenture by its founder, Ralph Kettell, marketable securities at an amount equal to the aggregate VWAP of the respective securities on the trading day preceding the Closing Date, or at up to a 12% discount to their aggregate VWAP, at the sole discretion of the Company, (such ultimate valuation being referred to as the “Aggregate VWAP Price”). If the aggregate realized price from the sale of such securities net of any execution costs or trading commissions (the “Actual Aggregate Sales Price”), which sales will occur over a period of not more than 120 days from the Closing Date, (i) exceeds the Aggregate VWAP Price, Mr. Kettell shall be issued an additional Debenture in the principal amount equal to the difference between the Actual Aggregate Sales Price and the Aggregate VWAP Price, or (ii) is less than the Aggregate VWAP Price, Mr. Kettell shall be issued in exchange for his original Debenture a new Debenture in the principal amount equal to the Actual Aggregate Sales Price.
     d) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
     e) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one (1) outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     f) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(f) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
     h) Notice to the Holder.
     i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.
iii. the Company shall provide written notice to the Holders if it has not paid any or all (i) State of Nevada (or other applicable state) filing fees or (ii) fees owed to the Federal Bureau of Land Management, by the date which is 15 calendar days prior to the date when such fees are required to be paid.
          Section 7. [RESERVED]
          Section 8. Negative Covenants. As long as any portion of this Series B Debenture remains outstanding, unless the holders of at least 66 2/3% in principal amount of the then outstanding Series B Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:
     a) enter into any transaction with any Affiliate of the Company unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);
     b) issue or agree to issue any securities of the Company including securities which are intended to be Exempt Issuances at a price of less than $0.10 per share; or
     c) enter into any agreement with respect to any of the foregoing.
          Section 8. Events of Default.
     a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
i.	any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any

Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 10 Business Days;

ii.	the Company shall withdraw that registration statement on Form S-1 filed with the Commission pursuant to that certain Registration Rights Agreement, dated as of July 31, 2008, between the Company and the investors party thereto,

iii.	the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 60 calendar days after notice of such failure sent by the Holder or by any other Holder, or (B) 90 Business Days after the Company has become or should have become aware of such failure;

iv.	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

v.	any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

vi.	the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vii.	the Company or any Subsidiary shall default on any of its obligations under any lease, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

viii.	the Company shall fail to timely pay any (i) State of Nevada (or other applicable state) filing fees or (ii) fees owed to the Federal Bureau of Land Management or (iii) taxes due and payable to the U.S. government or any state, when required to be paid, other than those fees being disputed in good faith by the Company, or shall fail to provide written notice to the Holders if it has not paid such fees by the date which is 15 calendar days prior to the date when such fees are required to be paid;

ix.	subject to the Company’s obligation to use commercially reasonable efforts to have its Common Stock traded on a Trading Market, if, while this Debenture remains outstanding, and subsequent to attaining an initial listing or quotation on a Trading Market , the Company’s Common Stock ceases to be traded on a Trading market for 10 consecutive Business Days or more during any 12 month period;

x.	the Company shall fail for any reason to deliver certificates to a Holder prior to the 10th Business Day after a Conversion Date pursuant to Section 4(e) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xi.	any monetary judgment, writ or similar final process shall entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 90 calendar days; or

xii.	a lien shall be placed on any material property of the Company and shall not be discharged within 30 days thereafter, except a mortgage lien in connection with a Company financing.
     b) Remedies Upon Event of Default. If any Event of Default occurs and remains uncured for 120 days, the Holder may, at its sole election, provide to the Company a notice of acceleration of this Debenture, upon which acceleration the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages, step up interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the step up interest rate on this Debenture, which interest rate shall be in addition to Base Interest Rate, shall be equal to (i) 4% per annum for the initial 180 calendar days following the date of the Event of Default and (ii) at the rate of 8% per annum commencing on a date which is 181 calendar days from the date of the Event of Default (the “Step-up Interest Rate”). Such interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the date of the Event of Default and shall be compounded quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the date of the Event of Default until payment in full of the

Mandatory Default Amount. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
      Section 10. Miscellaneous.
     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
     b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.
     c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.
     d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
     e) Amendment, Modification, Waiver. For so long as any Principal Amount of these Debentures are outstanding, the Company, with the affirmative vote of the Holders of 66 2/3% in principal amount of the then outstanding Debentures, may alter or change the powers, preferences or rights given to, or alter or amend the terms of the Debentures, or waive an occurrence of an Event of Default. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.
     f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.
     i) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.
*********************

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

CONCENTRIC ENERGY CORP.
By:
Name:
Title:

Facsimile No. for delivery of Notices: 928-684-2510

ANNEX A
NOTICE OF CONVERSION
     The undersigned hereby elects to convert principal and interest under the 15% Cumulative Convertible Debenture due May ___, 2013 of Concentric Energy Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
     By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.
     The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.
Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture
to be Converted:

Payment of Interest in Common Stock yes: ☐ no: ☐
If yes, $ of Interest Accrued on Account as of the Conversion Date.

Number of shares of Common Stock to be issued:

Signature(s):

Name(s):

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:	Broker No:

Account No:

Schedule 1
CONVERSION SCHEDULE
The Series A 15% Cumulative Convertible Debentures due on May ___, 2013 in the aggregate principal amount of $450,000 are issued by Concentric Energy Corp. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.
Dated:

Aggregate
Principal
Amount
Remaining
Subsequent to
Conversion
Date of Conversion		(or original
(or for first entry,	Amount of	Principal
Original Issue Date)	Conversion	Amount)	Company Attest

24